EXHIBIT 99.1
HANMI FINANCIAL CORPORATION REPORTS
NET INCOME OF $14.8 MILLION FOR FIRST QUARTER OF 2006;
EARNINGS PER SHARE INCREASE 11% TO $0.30
     LOS ANGELES – April 25, 2006 – Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended March 31, 2006, it earned net income of $14.8 million, an increase of 11.0 percent over net income of $13.3 million in the comparable period a year ago. Earnings per share were $0.30 (diluted), an increase of 11.1 percent compared to $0.27 (diluted) for the same period in 2005.
     “The first quarter saw continued growth in Hanmi’s total assets, to a record $3.5 billion compared to $3.4 billion at year-end 2005 and $3.1 billion a year ago,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. “I am particularly pleased with a sequential increase of $173 million, or 7 percent, in the loan portfolio, which at quarter-end stood at $2.64 billion. I am also pleased with the increase in net interest margin, to 4.85 percent from 4.68 percent in the prior quarter. That we have been able to grow the loan portfolio while expanding margins is a testament to the hard work of our loan officers and the merits of a compensation program that encourages the accumulation of demand deposits.”
     “In short, our business remains strong. Despite increased provisioning, our earnings were essentially unchanged, and overall our delinquent loans declined by 11 percent in the first quarter. In light of persistent competitive pressures in the pricing of loans and deposits and continued demand for fixed-rate loans, our challenge during the remainder of 2006 is to build our core deposits in order to support further growth in the loan portfolio,” concluded Dr. Sohn.
FIRST-QUARTER HIGHLIGHTS
•	Net interest income before provision for credit losses was $36.3 million in the first quarter of 2006, compared to $35.9 million for the fourth quarter of 2005 and $31.9 million for the same quarter in 2005. Net interest margin for the first quarter of 2006 was 4.85 percent, compared to 4.68 percent for the fourth quarter of 2005 and 4.72 percent for the same quarter in 2005, as the Company increased loan production and absorbed excess liquidity.
•	The provision for credit losses was $3.0 million in the first quarter of 2006, compared to $1.7 million for the fourth quarter of 2005 and $136,000 for the same quarter of 2005. Non-performing loans increased 7.0 percent from $10.1 million at December 31, 2005 to $10.8 million at March 31, 2006, while delinquent loans decreased 11.1 percent from $21.2 million at December 31, 2005 to $18.8 million at March 31, 2006. The allowance for loan losses was 1.00 percent of the gross loan portfolio at both December 31, 2005 and March 31, 2006. The increased provisioning reflects changes in the classification of certain credits as well as growth in the loan portfolio.
•	Salaries and employee benefits included $101,000 of stock-based compensation expense, as the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as of January 1, 2006.
•	Return on average assets for the first quarter of 2006 was 1.75 percent, compared to 1.72 percent for the fourth quarter of 2005 and 1.74 percent for the same quarter in 2005.
•	Return on average shareholders’ equity for the first quarter of 2006 was 13.83 percent, compared to 13.94 percent for the fourth quarter of 2005 and 13.32 percent for the same quarter in 2005.
•	The loan portfolio increased by $173.0 million, or 7.0 percent, during the first quarter of 2006 to $2.64 billion at March 31, 2006 from $2.47 billion at December 31, 2005. The loan portfolio totaled $2.23 billion at March 31, 2005.
•	The efficiency ratio for the first quarter of 2006 was 39.10 percent compared to 41.93 percent for the fourth quarter of 2005 and 44.38 percent for the same quarter in 2005.

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $36.3 million for the first quarter of 2006, an increase $477,000, or 1.3 percent, compared to $35.9 million for the fourth quarter of 2005, and an increase of $4.5 million, or 14.1 percent, compared to $31.9 million for the same quarter in 2005.
     The yield on the loan portfolio increased 34 basis points sequentially to 8.38 percent for the first quarter of 2006, while the yield on investment securities increased 14 basis points to 4.36 percent as a result of decreased premium amortization and the purchase of higher yielding agency bonds. The yield on interest-earning assets increased 39 basis points to 7.75 percent, while the cost of funds increased 31 basis points to 3.97 percent as the Company continued to operate in a highly competitive environment.
     The year-over-year increase of $14.8 million in interest income was primarily due to an increase in the yield on average interest-earning assets, which increased from 6.40 percent to 7.75 percent, an increase of 135 basis points and provided an additional $9.1 million of interest income compared with the same quarter in 2005. The majority of this growth was funded by a $303.1 million, or 17.1 percent, increase in average interest-bearing deposits.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, to be the amount needed to maintain an allowance that is sufficient to absorb probable loan losses inherent in the loan portfolio. The provision for credit losses was $3.0 million for the first quarter of 2006, compared with $1.7 million in the fourth quarter of 2005 and $136,000 in the same quarter last year. In the first quarter of 2006, net charge-offs were $1.2 million, compared to $1.1 million in the fourth quarter of 2005 and $81,000 in the same quarter in 2005. The increase in the provision for credit losses reflects updated classifications of certain non-performing assets as well as growth in the loan portfolio.
     As of March 31, 2006, non-performing loans as a percentage of the total loan portfolio were 0.38 percent, compared to 0.41 percent at December 31, 2005 and 0.31 percent at March 31, 2005. As of March 31, 2006, the allowance for loan losses was 259.5 percent of non-performing loans, compared to 246.4 percent at December 31, 2005 and 327.9 percent at March 31, 2005.
NON-INTEREST INCOME
     Non-interest income decreased by $58,000, or 0.7 percent, to $8.3 million in the first quarter of 2006, compared with $8.3 million in the fourth quarter of 2005, and increased by $897,000, or 12.2 percent, compared to $7.4 million in the same quarter in 2005. Trade finance and remittance fees decreased $144,000 compared to the fourth quarter of 2005, reflecting seasonal patterns. Gain on sales of loans was $839,000 in the first quarter of 2006, compared to $945,000 for the fourth quarter of 2005 and $308,000 for the same quarter in 2005.
NON-INTEREST EXPENSES
     Non-interest expenses decreased by $1.1 million, or 5.9 percent, to $17.4 million in the first quarter of 2006, compared with $18.5 million for the fourth quarter of 2005. Salaries and employee benefits decreased 8.1 percent to $9.2 million in the first quarter of 2006, compared with $10.0 million for the fourth quarter of 2005, due primarily to higher incentive compensation related to deposit promotions and certain non-recurring employee benefit accruals in the fourth quarter of 2005. Advertising and promotion expense decreased 30.5 percent to $646,000, compared with $930,000 for the fourth quarter of 2005, due primarily to deposit promotions in the fourth quarter of 2005.
     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the first quarter of 2006 was 39.10 percent, compared to 41.93 percent in the fourth quarter of 2005 and 44.38 percent for the same quarter in 2005.
INCOME TAXES
     Income taxes were $9.4 million at a 38.8 percent effective tax rate for the first quarter of 2006, compared to $9.1 million at a 38.0 percent effective tax rate for the fourth quarter of 2005 and $8.3 million at a 38.5 percent effective tax rate for the same quarter in 2005.

FINANCIAL POSITION
     Total assets were $3.52 billion at March 31, 2006, an increase of $101.1 million, or 3.0 percent, compared to the to the December 31, 2005 balance of $3.41 billion and an increase of $376.0 million, or 12.0 percent, over the March 31, 2005 balance of $3.14 billion.
     At March 31, 2006, net loans totaled $2.64 billion, an increase of $173.0 million, or 7.0 percent, from $2.47 billion at December 31, 2005. The increase in net loans was primarily attributable to increased loan production during the quarter. Real estate loans increased by $46.9 million to $1.02 billion at March 31, 2006, compared to $974.2 million at December 31, 2005. Commercial and industrial loans grew by $127.0 million to $1.56 billion at March 31, 2006, compared to $1.43 billion at December 31, 2005.
     The growth in total assets was funded by an increase in other borrowed funds of $85.2 million, up 183.9 percent to $131.5 million. Deposits decreased $7.2 million, or 0.3 percent, to $2.82 billion. The decreases in deposits included decreases in money market checking accounts of $30.8 million, down 5.9 percent to $495.4 million, savings accounts of $7.2 million, down 6.0 percent to $114.3 million, and other time deposits of $6.1 million, down 2.2 percent to $271.7 million, partially offset by increases in time deposits of $100,000 or more of $27.0 million, up 2.3 percent to $1.19 billion, and in non-interest-bearing accounts of $9.9 million, up 1.3 percent to $748.5 million.
     At March 31, 2006, other borrowed funds totaled $131.5 million, an increase of $85.2 million, or 183.9 percent, from $46.3 million at December 31, 2005. Other borrowed funds mostly take the form of advances from the Federal Home Loan Bank of San Francisco (“FHLB”) and overnight Federal funds. Advances from the FHLB were $93.4 million at March 31, 2006, compared to $43.5 million at December 31, 2005. Overnight Federal funds purchased were $38.0 million at March 31, 2006. There were no overnight Federal funds purchased at December 31, 2005.
ASSET QUALITY
     Total non-performing assets, including accruing loans due 90 days or more, non-accrual loans and other real estate owned (“OREO”) assets, increased by $705,000 to $10.8 million at March 31, 2006 from $10.1 million at December 31, 2005. Non-performing loans as a percentage of gross loans decreased to 0.38 percent at March 31, 2006 from 0.41 percent at December 31, 2005.
     At March 31, 2006 and December 31, 2005, accruing loans 90 days or more past due were $9,000. At March 31, 2006, non-accrual loans were $10.3 million, up $160,000 from $10.1 million at December 31, 2005. As of March 31, 2006, OREO assets were $545,000 comprising one single-family residential property. There were no OREO assets at December 31, 2005.
     At March 31, 2006, the allowance for loan losses was $26.7 million, and represented management’s best estimate of the amount needed to maintain an allowance that the Company believes should be sufficient to absorb probable loan losses inherent in its loan portfolio. In addition, the Company maintained a liability for off-balance sheet exposure totaling $2.1 million at March 31, 2006 and December 31, 2005. The allowance for loan losses represented 1.00 percent of gross loans and 259.5 percent of non-performing loans at March 31, 2006. The comparable ratios were 1.00 percent of gross loans and 246.4 percent of non-performing loans at December 31, 2005.
ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties, and five loan production offices in California, Georgia, Illinois, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.

FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which could cause actual results to differ from those projected.
CONTACT
Hanmi Financial Corporation
Michael J. Winiarski
Chief Financial Officer
(213) 368-3200
Stephanie Yoon
Investor Relations
(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2006	2005	Change	2005	Change
ASSETS
Cash and Cash Equivalents	$97,780	$163,477	(40.2)%	$158,841	(38.4)%
FRB and FHLB Stock	24,730	24,587	0.6%	21,961	12.6%
Investment Securities	430,884	443,912	(2.9)%	423,889	1.7%
Loans:
Loans, Net of Deferred Loan Fees	2,668,785	2,494,043	7.0%	2,252,659	18.5%
Allowance for Loan Losses	(26,703)	(24,963)	7.0%	(22,621)	18.0%

Net Loans	2,642,082	2,469,080	7.0%	2,230,038	18.5%

Customers’ Liability on Acceptances	14,010	8,432	66.2%	4,776	193.3%
Premises and Equipment, Net	20,565	20,784	(1.1)%	20,728	(0.8)%
Accrued Interest Receivable	14,398	14,120	2.0%	11,432	25.9%
Other Real Estate Owned	545	—	—	—	—
Deferred Income Taxes	9,344	9,651	(3.2)%	7,273	28.5%
Servicing Asset	4,035	3,910	3.2%	3,694	9.2%
Goodwill	209,058	209,058	—	209,702	(0.3)%
Core Deposit Intangible	8,066	8,691	(7.2)%	10,744	(24.9)%
Bank-Owned Life Insurance	22,932	22,713	1.0%	22,073	3.9%
Other Assets	16,555	15,837	4.5%	14,208	16.5%

Total Assets	$3,514,984	$3,414,252	3.0%	$3,139,359	12.0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$748,530	$738,618	1.3%	$769,852	(2.8)%
Interest-Bearing	2,070,336	2,087,496	(0.8)%	1,775,046	16.6%

Total Deposits	2,818,866	2,826,114	(0.3)%	2,544,898	10.8%
Accrued Interest Payable	12,734	11,911	6.9%	6,638	91.8%
Acceptances Outstanding	14,010	8,432	66.2%	4,776	193.3%
Other Borrowed Funds	131,533	46,331	183.9%	67,111	96.0%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	16,231	12,281	32.2%	25,080	(35.3)%

Total Liabilities	3,075,780	2,987,475	3.0%	2,730,909	12.6%
Shareholders’ Equity	439,204	426,777	2.9%	408,450	7.5%

Total Liabilities and Shareholders’ Equity	$3,514,984	$3,414,252	3.0%	$3,139,359	12.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	%	Mar. 31,	%
	2006	2005	Change	2005	Change
INTEREST INCOME:
Interest and Fees on Loans	$52,637	$50,581	4.1%	$38,226	37.7%
Interest on Investments	5,099	4,848	5.2%	4,648	9.7%
Interest on Federal Funds Sold	289	910	(68.2)%	335	(13.7)%

Total Interest Income	58,025	56,339	3.0%	43,209	34.3%

INTEREST EXPENSE:
Interest on Deposits	19,591	18,381	6.6%	9,811	99.7%
Interest on Borrowings	2,089	2,090	—	1,536	36.0%

Total Interest Expense	21,680	20,471	5.9%	11,347	91.1%

NET INTEREST INCOME BEFORE PROVISION
FOR CREDIT LOSSES	36,345	35,868	1.3%	31,862	14.1%
			—		—
Provision for Credit Losses	2,960	1,652	79.2%	136	2,076.5%

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	33,385	34,216	(2.4)%	31,726	5.2%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,231	4,125	2.6%	3,730	13.4%
Trade Finance Fees	1,071	1,126	(4.9)%	945	13.3%
Remittance Fees	488	577	(15.4)%	468	4.3%
Other Service Charges and Fees	534	548	(2.6)%	579	(7.8)%
Bank-Owned Life Insurance Income	218	215	1.4%	205	6.3%
Increase in Fair Value of Derivatives	225	140	60.7%	419	(46.3)%
Other Income	643	636	1.1%	621	3.5%
Gain on Sales of Loans	839	945	(11.2)%	308	172.4%
Gain on Sales of Securities Available for Sale	5	—	—	82	(93.9)%

Total Non-Interest Income	8,254	8,312	(0.7)%	7,357	12.2%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	9,161	9,972	(8.1)%	9,167	(0.1)%
Occupancy and Equipment	2,318	2,397	(3.3)%	2,231	3.9%
Data Processing	1,215	1,181	2.9%	1,165	4.3%
Professional Fees	668	769	(13.1)%	479	39.5%
Advertising and Promotion	646	930	(30.5)%	694	(6.9)%
Supplies and Communications	636	689	(7.7)%	579	9.8%
Amortization of Core Deposit Intangible	625	645	(3.1)%	732	(14.6)%
Decrease in Fair Value of Embedded Option	102	—	—	573	(82.2)%
Other Operating Expenses	2,068	1,942	6.5%	1,785	15.9%

Total Non-Interest Expenses	17,439	18,525	(5.9)%	17,405	0.2%

INCOME BEFORE INCOME TAXES	24,200	24,003	0.8%	21,678	11.6%
Income Taxes	9,398	9,113	3.1%	8,346	12.6%

NET INCOME	$14,802	$14,890	(0.6)%	$13,332	11.0%

EARNINGS PER SHARE:
Basic	$0.30	$0.31	(3.2)%	$0.27	11.1%
Diluted	$0.30	$0.30	—	$0.27	11.1%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	48,714,435	48,548,081	0.3%	49,460,375	(1.5)%
Diluted	49,318,397	49,318,671	—	50,247,408	(1.8)%

SHARES OUTSTANDING AT PERIOD-END	48,856,216	48,658,798	0.4%	49,621,677	(1.5)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	%	Mar. 31,	%
	2006	2005	Change	2005	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,547,421	$2,495,309	2.1%	$2,239,174	13.8%
Average Interest-Earning Assets	3,036,300	3,038,836	(0.1)%	2,736,771	10.9%
Average Total Assets	3,423,419	3,429,114	(0.2)%	3,103,486	10.3%
Average Deposits	2,810,313	2,818,099	(0.3)%	2,519,229	11.6%
Average Interest-Bearing Liabilities	2,215,781	2,218,902	(0.1)%	1,926,399	15.0%
Average Shareholders’ Equity	434,220	423,702	2.5%	406,067	6.9%
Average Tangible Shareholders’ Equity	216,723	204,896	5.8%	188,570	14.9%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	1.75%	1.72%		1.74%
Return on Average Shareholders’ Equity	13.83%	13.94%		13.32%
Return on Average Tangible Shareholders’ Equity	27.70%	28.83%		28.67%
Efficiency Ratio	39.10%	41.93%		44.38%
Net Interest Margin	4.85%	4.68%		4.72%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$24,963	$24,523	1.8%	$22,702	10.0%
Provision Charged to Operating Expense	2,960	1,546	91.5%	—	—
Charge-Offs, Net of Recoveries	(1,220)	(1,106)	10.3%	(81)	1,406.2%

Balance at the End of Period	$26,703	$24,963	7.0%	$22,621	18.0%

Allowance for Loan Losses to Total Gross Loans	1.00%	1.00%		1.00%
Allowance for Loan Losses to Total Non-Performing Loans	259.5%	246.4%		327.9%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$2,130	$2,024	5.2%	$1,800	18.3%
Provision Charged to Operating Expense	—	106	(100.0)%	136	(100.0)%

Balance at the End of Period	$2,130	$2,130	—	$1,936	10.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	Mar. 31,	Dec. 31,	%	Mar. 31,	%
	2006	2005	Change	2005	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$10,282	$10,122	1.6%	$6,398	60.7%
Loans 90 Days or More Past Due and Still Accruing	9	9	—	500	(98.2)%

Total Non-Performing Loans	10,291	10,131	1.6%	6,898	49.2%
Real Estate Owned	545	—	—	—	—

Total Non-Performing Assets	$10,836	$10,131	7.0%	$6,898	57.1%

Total Non-Performing Loans/Total Gross Loans	0.38%	0.41%		0.31%
Total Non-Performing Assets/Total Assets	0.31%	0.30%		0.22%
Total Non-Performing Assets/Allowance for Loan Losses	40.6%	40.6%		30.5%

DELINQUENT LOANS	$18,839	$21,187	(11.1)%	$16,575	13.7%

LOAN PORTFOLIO:
Real Estate Loans	$1,021,026	$974,172	4.8%	$924,517	10.4%
Commercial and Industrial Loans	1,558,535	1,431,492	8.9%	1,248,223	24.9%
Consumer Loans	93,828	92,154	1.8%	84,527	11.0%

Total Gross Loans	2,673,389	2,497,818	7.0%	2,257,267	18.4%
Deferred Loan Fees	(4,604)	(3,775)	22.0%	(4,608)	(0.1)%
Allowance for Loan Losses	(26,703)	(24,963)	7.0%	(22,621)	18.0%

Loans Receivable, Net	$2,642,082	$2,469,080	7.0%	$2,230,038	18.5%

LOAN MIX:
Real Estate Loans	38.19%	39.00%		40.96%
Commercial and Industrial Loans	58.30%	57.31%		55.30%
Consumer Loans	3.51%	3.69%		3.74%

Total Gross Loans	100.00%	100.00%		100.00%

DEPOSIT PORTFOLIO:
Demand — Non-Interest-Bearing	$748,530	$738,618	1.3%	$769,852	(2.8)%
Money Market	495,365	526,171	(5.9)%	566,525	(12.6)%
Savings	114,336	121,574	(6.0)%	146,566	(22.0)%
Time Deposits of $100,000 or More	1,188,982	1,161,950	2.3%	832,928	42.7%
Other Time Deposits	271,653	277,801	(2.2)%	229,027	18.6%

Total Deposits	$2,818,866	$2,826,114	(0.3)%	$2,544,898	10.8%

DEPOSIT MIX:
Demand — Non-Interest-Bearing	26.55%	26.14%		30.25%
Money Market	17.57%	18.62%		22.26%
Savings	4.06%	4.30%		5.76%
Time Deposits of $100,000 or More	42.18%	41.11%		32.73%
Other Time Deposits	9.64%	9.83%		9.00%

Total Deposits	100.00%	100.00%		100.00%